As filed with the Securities and Exchange Commission on May 9, 2025
 Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	52-0880974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

TELOS CORPORATION AMENDED AND RESTATED 2016 Omnibus LONG-TERM Incentive Plan
(Full title of the plan)

E. Hutchinson Robbins, Jr.
Executive Vice President and General Counsel
19866 Ashburn Road
Ashburn, Virginia 20147
(703) 726-2270
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher R. Johnson
Miles & Stockbridge P.C.
100 Light Street
Baltimore, Maryland 21202
(410) 727-6464
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Telos Corporation, a Maryland corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) to register 4,900,000 additional shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Registrant’s 2016 Omnibus Long-Term Incentive Plan (as Amended and Restated as of May 21, 2024) (the “LTIP”). On March 28, 2025, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to adopt an additional amendment to the LTIP (the “First Amendment”) to, among other things, increase the number of shares of Common Stock available for issuance under the LTIP by 4,900,000 shares. The proposal to adopt the First Amendment was approved by the Registrant’s stockholders at its 2025 Annual Meeting of Stockholders on May 8, 2025.
In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 relating to the LTIP, filed with the Commission on January 25, 2021 (File No. 333-252400), May 11, 2023 (File No. 333-271832) and May 23, 2024 (File No. 333-279654), including any amendments thereto or filings incorporated therein, except as modified, supplemented or superseded by the information set forth below.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement, excluding information and exhibits deemed furnished (but not filed) pursuant to Item 2.02, Item 7.01 or Item 9.01 of our Forms 8-K listed below:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 10, 2025;
(b)the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 9, 2025;
(c)the Registrant’s Current Report on Form 8-K, filed on May 9, 2025; and
(d)the description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed on November 17, 2020 (File No. 001-08443) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.		Description of Exhibit
4.1		Second Articles of Amendment and Restatement of Telos Corporation, dated November 12, 2020 (Incorporated by reference to Exhibit 3.2 filed with the Company’s Form 8-K filed on November 16, 2020).
4.2		Fourth Amended and Restated Bylaws of Telos Corporation, effective as of November 7, 2023 (Incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on November 9, 2023).
4.3		Telos Corporation Amended and Restated 2016 Omnibus Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 filed with the Registrant's Form 8-K filed on May 22, 2024.
5.1	*	Opinion of Miles & Stockbridge P.C.
23.1	*	Consent of PricewaterhouseCoopers LLP
23.2	*	Consent of Miles & Stockbridge P.C. (incorporated herein by reference from Exhibit 5.1).
24.1	*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
107.1	*	Filing Fee Table.

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, Commonwealth of Virginia, on May 9, 2025.

TELOS CORPORATION

By:	/s/ John B. Wood
John B. Wood
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Wood and E. Hutchinson Robbins, Jr. as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on the dates and in the capacities indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ John B. Wood		May 9, 2025
John B. Wood	Chief Executive Officer (Principal Executive Officer), Chairman of the Board and Director

/s/ Mark Bendza		May 9, 2025
Mark Bendza	Chief Financial Officer (Principal Executive Officer)

/s/ Victoria Harding		May 9, 2025
Victoria Harding	Controller and Chief Accounting Officer (Principal Executive Officer)

/s/ David Borland		May 9, 2025
David Borland	Director

/s/ Bonnie L. Carroll		May 9, 2025
Bonnie L. Carroll	Director

/s/ Fredrick D. Schaufeld		May 9, 2025
Fredrick D. Schaufeld	Director

/s/ John W. Maluda		May 9, 2025
John W. Maluda	Director

/s/ Bradley W. Jacobs		May 9, 2025
Bradley W. Jacobs	Director

/s/ Derrick Dockery		May 9, 2025
Derrick Dockery	Director